Exhibit 99.1

NEWS RELEASE	6140 Stoneridge Mall Road Suite 590 Pleasanton, CA 94588 925-460-3663 www.coopercos.com
CONTACTS: Albert G. White, III VP, Investor Relations and Treasurer Kim Duncan Director, Investor Relations ir@coopercompanies.com
FOR IMMEDIATE RELEASE

THE COOPER COMPANIES ANNOUNCES FOURTH QUARTER AND FULL YEAR 2010 RESULTS

PLEASANTON, Calif., Dec. 7, 2010 — The Cooper Companies, Inc. (NYSE: COO) today announced financial results for the fiscal fourth quarter and full year ended October 31, 2010.

•	Fourth quarter revenue increased 11% year-over-year to $313.4 million. Fiscal 2010 revenue increased 7% to $1,158.5 million.

•	Fourth quarter GAAP earnings per share (EPS) $1.03, up 37 cents or 56% from last year’s fourth quarter. Fiscal 2010 GAAP EPS $2.43, up 10% from fiscal 2009.

•	Fourth quarter non-GAAP EPS $1.09. Fiscal 2010 non-GAAP EPS $3.10. See “Reconciliation of Non-GAAP EPS to GAAP EPS” shown below.

•	Fourth quarter free cash flow $31.8 million. Fiscal 2010 free cash flow $193.9 million.

“We are very pleased with our strong finish to a successful year as we continued to take market share, show strength in margins and deliver strong free cash flow,” said Robert S. Weiss, president and chief executive officer. “As we enter fiscal 2011, we look forward to continuing this momentum with a strategy focusing on revenue growth and margin improvement while continuing to invest in the future growth of our business.”

Fourth Quarter Operating Highlights

•	Revenue $313.4 million, 11% above fourth quarter 2009, 11% in constant currency.

•

Gross margin 60% compared with 56% in last year’s fourth quarter. The improvement in gross margin was largely a result of manufacturing efficiency improvements within both CVI and CSI, offset by costs associated with the 2009 CVI manufacturing restructuring plan.

•	Operating margin 20% compared with 15% in last year’s fourth quarter.

•	Amortization $4.6 million compared with $5.4 million in last year’s fourth quarter. The decrease was due to a $1.3 million write-off in last year’s fourth quarter offset by new amortization from recent acquisitions. Depreciation $18.6 million.

•	Interest expense $8.0 million or 3% of sales compared with $10.8 million or 4% of sales in last year’s fourth quarter. Interest expense decreased as a result of a decrease in outstanding debt.

•	Effective tax rate 10.5%.

•	Total debt decreased $35.5 million to $611.1 million. Total availability under the Company’s $650.0 million revolver was $397.1 million.

•	Cash provided by operations $64.6 million and capital expenditures $32.8 million resulted in free cash flow of $31.8 million.

Fourth Quarter CooperVision (CVI) Operating Highlights

•	Revenue $263.2 million, up 10% from last year’s fourth quarter, up 10% in constant currency.

•	Revenue by category:

	(In millions) 4Q10	% of CVI Revenue 4Q10	%chg y/y	Constant Currency %chg y/y
Toric	$78.4	30%	14%	16%
Multifocal	18.2	7%	-2%	1%
Single-use sphere	56.4	21%	9%	5%
Non single-use sphere, other	110.2	42%	10%	11%

Total	$263.2	100%	10%	10%

•	Revenue by geography:

	(In millions) 4Q10	% of CVI Revenue 4Q10	%chg y/y	Constant Currency %chg y/y
Americas	$124.0	47%	20%	20%
EMEA	90.8	35%	—	8%
Asia Pacific	48.4	18%	6%	-5%

Total	$263.2	100%	10%	10%

•	Selected revenue by material:

	(In millions) 4Q10	% of CVI Revenue 4Q10	%chg y/y	Constant Currency %chg y/y
Proclear	$72.6	28%	5%	7%
Silicone hydrogel	$72.7	28%	88%	91%

•	Gross margin 59% compared with 56% in last year’s fourth quarter.

•	Operating margin 22% compared with 17% in last year’s fourth quarter.

Fourth Quarter CooperSurgical (CSI) Operating Highlights

•	Revenue $50.1 million, up 14% from last year’s fourth quarter, organic growth 9%.

•	Revenue by category:

	(In millions) 4Q10	% of CSI Revenue 4Q10	%chg y/y
Office, other	$29.9	60%	11%
Surgical procedures	16.7	33%	21%
Fertility	3.5	7%	15%

Total	$50.1	100%	14%

Note: Supplemental historical revenue by category may be found on our website at http://investor.coopercos.com/financials.cfm.

•	Gross margin 65%, up from 57% in last year’s fourth quarter. The improvement in gross margin was largely a result of efficiency improvements and a reduction in period costs.

•	Operating margin 28%, up from 19% in last year’s fourth quarter.

Fiscal Year 2010 Operating Highlights

•	Record revenue $1,158.5 million, up 7% from fiscal 2009, 8% in constant currency.

•	CVI revenue $970.5 million, up 7% from fiscal 2009, and CSI revenue $188.0 million, up 10% from fiscal 2009.

•	Gross margin 58% compared with 55% in fiscal 2009.

•	Operating margin 16% compared with 14% in fiscal 2009.

•	Depreciation and amortization expense $94.0 million.

•	Interest expense $36.7 million or 3% of sales vs. $44.1 million or 4% of sales in fiscal 2009.

•	Cash provided by operations $267.6 million and capital expenditures $73.7 million resulted in free cash flow of $193.9 million.

2011 Guidance

The Company initiated its full-year 2011 guidance. Guidance is summarized as follows:

FY11 Guidance
Revenues (In millions)
Total	$1,250 - $1,280
CVI	$1,055 - $1,075
CSI	$195 - $205
EPS
GAAP	$3.25 - $3.45
Non-GAAP*	$3.30 - $3.50
Free Cash Flow (In millions)	$160 - $190

*	Excludes impact of 2009 CooperVision manufacturing restructuring plan and costs related to acquisitions. See “Reconciliation of Non-GAAP EPS to GAAP EPS” shown below.

Reconciliation of Non-GAAP EPS to GAAP EPS

To supplement our financial results and guidance presented on a GAAP basis, we use non-GAAP measures that we believe are helpful in understanding our results. As indicated in the table below, the non-GAAP measures exclude the securities class action and derivative litigation settlements and related charges, restructuring costs and costs related to acquisitions. We exclude these items because we do not consider them reflective of our ongoing operating performance. Our non-GAAP financial results and guidance are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements and guidance prepared in accordance with GAAP. Management uses supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the factors management uses in planning for and forecasting future periods.

Non-GAAP operating income, net income and diluted EPS results exclude costs related to the securities class action and derivative litigation settlements and related charges, the 2009 CooperVision manufacturing restructuring plan announced in August 2009, and costs related to acquisitions. Non-GAAP diluted EPS for the fiscal fourth quarter of 2010 excluded related costs of 6 cents per share. Non-GAAP diluted EPS for the fiscal fourth quarter of 2009 excluded costs related to the 2009 CooperVision manufacturing restructuring plan of 1 cent per share. Fiscal 2011 guidance excludes costs related to the 2009 CooperVision manufacturing restructuring plan and costs related to acquisitions.

In fiscal 2010, we recognized pre-tax litigation settlement charges of $27.8 million related to the securities class action litigation and the derivative litigation, and a related $0.5 million in pre-tax unreimbursed legal fees. The restructuring costs, primarily severance and costs associated with assets, related to the closure of the Norfolk manufacturing plant are recorded primarily in cost of sales. We expect to recognize total pre-tax restructuring charges under this plan of approximately $24.3 million. We recognized $16.1 million in fiscal 2010 and $5.1 million in fiscal 2009, and anticipate approximately $3.1 million in the first fiscal quarter of 2011. The acquisition costs, principally legal and other due diligence costs, are primarily recorded in selling, general and administrative expense. We believe it is useful for investors to understand the effects of these litigation, restructuring and acquisition costs on our total operating results.

We also report revenue growth using the non-GAAP financial measure of constant currency revenue. Management presents and refers to constant currency information so that revenue results may be evaluated excluding the effect of foreign currency rate fluctuations. To present this information, current period revenue for entities reporting in currencies other than United States dollars are converted into United States dollars at the average foreign exchange rates for the corresponding period in the prior year.

	Three Months Ended October 31,
	2010 GAAP	Adjustments	2010 Non-GAAP
Operating income	$62,504	$4,532	$67,036
Income before income taxes	$53,876	$5,282	$59,158
Provision for income taxes	$5,678	$2,622	$8,300
Net income	$48,198	$2,660	$50,858
Diluted EPS	$1.03	$0.06	$1.09

	Twelve Months Ended October 31,
	2010 GAAP	Adjustments	2010 Non-GAAP
Operating income	$189,912	$18,605	$208,517
Income before income taxes	$124,426	$46,355	$170,781
Provision for income taxes	$11,623	$15,203	$26,826
Net income	$112,803	$31,152	$143,955
Diluted EPS	$2.43	$0.67	$3.10

	Fiscal 2011 EPS Guidance
	2011 GAAP	Adjustments	2011 Non-GAAP
FY11 Diluted EPS	$3.25 -3.45	$0.05	$3.30 -3.50

Conference Call and Webcast

The Company will host a conference call today at 5:00 p.m. ET to discuss its fiscal fourth quarter and full year 2010 financial results. The dial in number in the United States is +1-866-831-6270 and outside the United States is +1-617-213-8858. The passcode is 93908317. There will be a replay available approximately two hours after the call ends until Tuesday, December 14, 2010. The replay number in the United States is +1-888-286-8010 and outside the United States is +1-617-801-6888. The replay passcode is 62541472. This call will be broadcast live on our website at www.coopercos.com and at www.streetevents.com. A transcript will be available on our website following the conference call.

About The Cooper Companies

The Cooper Companies, Inc. (www.coopercos.com) is a global medical products company that serves the specialty healthcare market through its subsidiaries CooperVision and CooperSurgical. Corporate offices are in Pleasanton, CA.

CooperVision (www.coopervision.com) develops, manufactures and markets a broad range of contact lenses for the worldwide vision correction market. Dedicated to enhancing the contact lens experience for practitioners and patients, CooperVision specializes in lenses for astigmatism, presbyopia and ocular dryness. Headquartered in Pleasanton, CA, it manufactures in: Hamble and Hampshire, UK; Juana Diaz, Puerto Rico; and Scottsville, NY.

CooperSurgical (www.coopersurgical.com) develops, manufactures and markets medical devices,

diagnostic products, and surgical instruments and accessories used primarily by gynecologists and obstetricians. CooperSurgical is a leader in the U.S. Ob-Gyn market, and its major manufacturing and distribution facilities are located in Trumbull, CT; Pasadena, CA; and Stafford, TX.

Forward-Looking Statements

This news release contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Statements relating to plans, prospects, goals, strategies, future actions, events or performance and other statements which are other than statements of historical fact, including all statements regarding anticipated growth in our revenue, CooperVision’s manufacturing restructuring plan and expected results of operations and integration of any acquisition are forward-looking. To identify these statements look for words like “believes,” “expects,” “may,” “will,” “should,” “could,” “seeks,” “intends,” “plans,” “estimates” or “anticipates” and similar words or phrases. Forward-looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise and are subject to risks and uncertainties.

Among the factors that could cause our actual results and future actions to differ materially from those described in forward-looking statements are: adverse changes in global or regional general business, political and economic conditions due to the current global economic downturn, including the impact of continuing uncertainty and instability of United States and international credit markets that may adversely affect the Company’s or its customers’ ability to meet future liquidity needs; limitations on sales following new product introductions due to poor market acceptance; new competitors, product innovations or technologies; the Company’s failure to realize anticipated savings, or its incurrence of unexpected costs, from CooperVision’s manufacturing restructuring plan; a major disruption in the operations of our manufacturing, research and development or distribution facilities due to technological problems, natural disasters, CooperVision’s manufacturing restructuring plan or other causes; disruptions in supplies of raw materials, particularly components used to manufacture our silicone hydrogel and other hydrogel lenses; the impact of acquisitions or divestitures on revenues, earnings or margins; legal costs, insurance expenses, settlement costs and the risk of an adverse decision or settlement related to claims involving litigation, product liability or patent protection; interest rate and foreign currency exchange rate fluctuations; the requirement to provide for a significant liability or to write off, or accelerate depreciation on, a significant asset, including goodwill; changes in United States and foreign government regulation of the retail optical industry and of the healthcare industry in general including failure to receive, or delays in receiving, United States or foreign regulatory approvals for products; changes in tax laws or their interpretation and changes in effective tax rates; dilution to earnings per share from acquisitions or issuing stock and other events described in our Securities and Exchange Commission filings, including the “Business” and “Risk Factors” sections in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009, as such Risk Factors may be updated in quarterly filings.

We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

THE COOPER COMPANIES, INC. AND SUBSIDIARIES

Consolidated Condensed Balance Sheets

(In thousands)

(Unaudited)

	October 31, 2010	October 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$3,573	$3,932
Trade receivables, net	197,490	170,941
Inventories	227,902	260,846
Deferred tax assets	28,828	23,360
Other current assets	33,547	44,799

Total current assets	491,340	503,878

Property, plant and equipment, net	593,887	602,568
Goodwill	1,261,976	1,257,029
Other intangibles, net	114,177	114,700
Deferred tax assets	23,072	27,781
Other assets	40,566	45,951

	$2,525,018	$2,551,907

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$19,159	$9,844
Other current liabilities	180,361	165,570

Total current liabilities	199,520	175,414

Long-term debt	591,977	771,630
Other liabilities	46,543	48,065
Deferred tax liabilities	20,202	16,456

Total liabilities	858,242	1,011,565

Stockholders’ equity	1,666,776	1,540,342

	$2,525,018	$2,551,907

THE COOPER COMPANIES, INC. AND SUBSIDIARIES

Consolidated Condensed Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended October 31,		Year Ended October 31,
	2010	2009	2010	2009
Net sales	$313,352	$283,455	$1,158,517	$1,080,421
Cost of sales	125,871	124,548	481,794	483,927

Gross profit	187,481	158,907	676,723	596,494
Selling, general and administrative expense	109,874	102,858	433,057	391,593
Research and development expense	10,486	8,265	35,274	33,298
Restructuring costs	—	470	424	3,887
Amortization of intangibles	4,617	5,370	18,056	17,860

Operating income	62,504	41,944	189,912	149,856
Interest expense	7,984	10,771	36,668	44,143
Litigation settlement charges	750	—	27,750	—
Other income (loss), net	106	865	(1,068)	9,115

Income before income taxes	53,876	32,038	124,426	114,828
Provision for income taxes	5,678	1,919	11,623	14,280

Net income	$48,198	$30,119	$112,803	$100,548

Diluted earnings per share	$1.03	$0.66	$2.43	$2.21

Number of shares used to compute earnings per share	46,827	45,851	46,505	45,478

Soft Contact Lens Revenue Update

Worldwide Market vs. CooperVision (Constant Currency)

The data below is extracted from a compilation of industry participants’ revenue by the Contact Lens Institute (CLI), an independent market research firm. This data is compiled using gross product sales at foreign exchange rates set by CLI. It therefore excludes items such as discounts, rebates, currency hedges and freight reimbursements.

Worldwide Manufacturers’ Soft Contact Lens Revenue

(U.S. dollars in millions; constant currency; unaudited)

	Calendar 3Q10			Calendar YTD 2010
	Market	Market Change	CVI Change	Market	Market Change	CVI Change
Sales by Category
Spheres	$1,279	3%	8%	$3,724	4%	8%
Torics	313	11%	17%	903	10%	16%
Multifocal	77	16%	0%	228	19%	3%

WW Soft Contact Lenses	$1,669	5%	10%	$4,855	5%	10%

Sales by Modality
Single Use	$597	10%	8%	$1,706	9%	11%
Other	1,072	3%	11%	3,149	3%	9%

WW Soft Contact Lenses	$1,669	5%	10%	$4,855	5%	10%

Sales by Material
Hydrogel	$982	(3%)	(4%)	$2,903	(3%)	(4%)
Silicone Hydrogel	687	20%	91%	1,952	21%	106%

WW Soft Contact Lenses	$1,669	5%	10%	$4,855	5%	10%

Sales by Geography
Americas	$652	6%	13%	$1,907	6%	12%
EMEA	507	6%	13%	1,479	6%	12%
Asia Pacific	510	3%	(1%)	1,469	3%	2%

WW Soft Contact Lenses	$1,669	5%	10%	$4,855	5%	10%

United States	$561	6%	13%	$1,649	6%	11%
International	1,108	5%	8%	3,206	5%	9%

WW Soft Contact Lenses	$1,669	5%	10%	$4,855	5%	10%

COO-E

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